UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 10, 2025

Cadrenal Therapeutics, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-41596	88-0860746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

822 A1A North, Suite 306

Ponte Vedra, Florida 32082

(Address of principal executive offices and zip code)

(904) 300-0701

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CVKD	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 10, 2025, Cadrenal Therapeutics, Inc., a Delaware corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Veralox Therapeutics Inc., a Delaware corporation (“Seller”) pursuant to which Seller sold all or substantially all of its right title and interest in assets owned or otherwise used or held for use by Seller in connection with the compound known as VLX-1005 (“VLX-1005”), and all back-up and follow-on compounds, including the VLX-2000 series (the “Compounds”), including, without limitation, all intellectual property related to the Compounds, all inventory related to the Compounds, certain contracts including a license agreement, all Permits and other Governmental Authorizations and Books and Records (as such terms are defined in the Purchase Agreement), free and clear of any liens (collectively referred to as the “Assets”). The transactions contemplated by the Purchase Agreement were consummated on December 10, 2025 (the “Closing”).

The Purchase Price payable by the Company to the Seller for the Assets consists of (i) a cash payment of $200,000, (ii) the assumption of certain Assumed Liabilities (as such term is defined in the Purchase Agreement) by the Company; (iii) contingent milestone payments in an amount not to exceed $15 million, and (iv) royalty payments described below.

The contingent milestone payments, which are payable in cash, common stock, or in any combination thereof in the Company’s sole discretion, are payable upon the achievement of the following clinical and regulatory milestone events:

(i)	$2,000,000 upon the occurrence of the dosing of the first patient enrolled in the first clinical trial initiated after Closing for VLX-1005;

(ii)	$8,000,000 upon approval of the first regulatory filing seeking approval to market a pharmaceutical product for human use containing a Compound that is covered by a patent owned or licensed by the Seller (the “Product”) in the United States;

(iii)	$2,000,000 upon approval of the first regulatory filing seeking approval to market a Product outside the United States;

(iv)	$2,000,000 upon approval of a regulatory filing seeking approval to market a Product for a subsequent indication in the United States; and

(v)	$1,000,000 upon approval of a regulatory filing seeking approval to market a Product for a subsequent indication outside the United States.

The Company will pay the Seller royalties of 5% on the Annual Net Sales (as such term is defined in the Purchase Agreement) of each Product containing any of the Compounds that are the subject of the Purchase Agreement which are covered by a Valid Patent Claim (as such term is defined in the Purchase Agreement) in any country, such royalty to be payable from the first commercial sale of the Product in each country until the expiration of the last-to-expire Valid Patent Claim that would be infringed by the commercialization of such Product in that country, provided however that, on a Product-by-Product and country-by-country basis, in the event that, with respect to a Product in a country, Generic Competition (as such term is defined in the Purchase Agreement) exists with respect to such Product in such country in a calendar year, then the royalty rates in such country for such Product will thereafter be reduced by fifty percent (50%). The Purchase Agreement also provides that in the event that the Seller or its affiliates licenses or otherwise acquires rights from one or more third-parties in order to make, use, sell, import or otherwise exploit a Product in a country, then 50% of any amounts payable to the third-party in such country shall be deductible from the royalty amounts payable to Seller.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and the Seller, customary conditions to closing, and other obligations of the parties. Subject to certain customary limitations, the Seller agreed to indemnify the Company, its affiliates and each of their respective successors, assigns, officers, directors, shareholders, partners, employees and agents against certain losses related to, among other things, breaches of the Seller’s representations, warranties and covenants contained in the Purchase Agreement, as well as any retained liabilities or excluded assets described therein. Subject to certain customary limitations, the Company also agreed to indemnify the Seller, its affiliates and each of their respective successors, assigns, officers, directors, shareholders, partners, employees and agents against certain losses related to, among other things, breaches of the Company’s representations, warranties and covenants as well as any assumed liabilities.

The Assets also include the assignment of an Amended and Restated Exclusive License Agreement by and between the Seller and Old Dominion University, as successor in interest to Eastern Virginia Medical School (“Licensor”), dated as of May 1, 2020, as amended on December 9, 2025 pursuant to a First Amendment to Amended and Restated Exclusive License Agreement (the “Amendment to License Agreement”) by and between Old Dominion University, as successor in interest to Eastern Virginia Medical School, and the Seller (as amended, collectively, the “License Agreement”), pursuant to which Licensor granted Seller an exclusive worldwide license under the EVMS Patent Rights (as such term is defined in the License Agreement) related to the development and commercialization of 4-((2-Hydroxy-3-MethoxyBenzyl)Amino) Benzenesulfonamide Derivatives as 12-Lipoxygenase Inhibitors (“12-LOX”). Pursuant to the License Agreement, the Seller agreed to pay Licensor certain royalties and certain milestone payments related to the first Licensed Product or Licensed Service developed, some of which will be assumed by the Company as part of the Assumed Liabilities. The term “Licensed Product” is defined in the License Agreement as any process or method, material, composition, drug or other product, the manufacture, use or sale of which by Seller, its affiliates or sublicensees would constitute, but for the license granted to Seller pursuant to the License Agreement, an infringement of any Valid Claim (as such term is defined in the License Agreement) of any of the EVMS Patent Rights . The term “Licensed Service” is defined in the License Agreement as the performance on behalf of a third-party by Seller, its affiliates or sublicensees of any method or the manufacture of any product or the use of any product or composition which would constitute, but for the license granted to Seller pursuant to the License Agreement, an infringement of a Valid Claim of the EVMS Patent Rights.

Pursuant to the License Agreement, the Company will pay Licensor milestone payments in the aggregate amount of $300,000 upon regulatory approval to market a Licensed Product in: (i) Japan or the European Union; and (ii) the United States, provided however that irrespective of whether such milestones are met, such milestone payments will be due in 2031 and 2032, respectively. Additionally, the Company will pay to Licensor royalties of 2% on worldwide net sales of a Licensed Product or Licensed Service less than or equal to $200,000,000 and royalties of 3% on worldwide sales greater than $200,000,000. Regardless of the commercialization status of any Licensed Product or Licensed Service, the License Agreement requires a minimum annual royalty payment to be paid to Licensor within (30) days of May 1st of each year beginning May 1, 2025, ranging between $10,000 and $50,000 per year. Such annual royalty payments have been waived by Licensor for fiscal years 2026, 2027 and 2028, with the first payment to be made by the Company due May 1, 2029.

The License Agreement may be terminated: (i) upon the failure of a party to perform any material obligation required of it to be performed under the License Agreement and thereafter such failure to perform is not timely cured, by the non-defaulting party upon written notice; (ii) by either party upon the bankruptcy or insolvency of the other party upon written notice: (iii) by the Company with or without Cause (as such term is defined in the License Agreement) upon 90 days’ written notice to Licensor; and (iv) by Licensor: (a) in the event the Company fails to meet any of the Milestone Deadlines (as such term is defined in the License Agreement) upon 90 days’ written notice; or (b) immediately in the event the Company or any of its affiliates brings, or assists others in bringing, a Patent Challenge (as such term is defined in the License Agreement) against Licensor or any co-owner of the EVMS Patent Rights. The foregoing descriptions of the Purchase Agreement and License Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, License Agreement and Amendment to License Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K (“the Current Report”) hereto and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On December 11, 2025, the Company issued a press release announcing the acquisition and consummation of the transactions contemplated by the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated into this Item 7.01 by reference herein.

The information included under Item 7.01 of this Current Report (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Caution Concerning Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” “plans,” and “future” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include statements concerning the development of the Compounds and the Company’s payment of milestone payments and royalties. Forward-looking statements are based on management’s current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding the Company’s business are described in detail in its filings with the Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 13, 2025, the Company’s Quarterly Report for the quarter ended March 31, 2025 filed with the SEC on May 8, 2025, the Company’s Quarterly Report for the quarter ended June 30, 2025 filed with the SEC on August 11, 2025, the Company’s Quarterly Report for the quarter ended September 30, 2025 filed with the SEC on November 10, 2025 and in the Company’s subsequent filings with the SEC, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that the Company makes from time to time with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update these statements except as may be required by law.

Item 8.01. Other Events.

On December 11, 2025, the Company posted an updated corporate presentation on its website (the “Presentation”) for use in meetings with investors, analysts and others, which discusses the development of its anticoagulation pipeline. The Presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
10.1*	Asset Purchase Agreement between Cadrenal Therapeutics, Inc. and Veralox Therapeutics, Inc., dated December 10, 2025
10.2*	Amended and Restated Exclusive License Agreement by and between Eastern Virginia Medical School and Veralox Therapeutics, Inc., dated May 1, 2020
10.3	First Amendment to Amended and Restated Exclusive License Agreement by and between Old Dominion University, as successor in interest to Eastern Virgina Medical School, and Veralox Therapeutics, Inc., effective as of December 9, 2025
99.1	Press Release of Cadrenal Therapeutics, Inc. dated December 11, 2025
99.2	Corporate Presentation dated December 2025
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

*	Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2025	CADRENAL THERAPEUTICS, INC.

	By:	/s/ Quang X. Pham
	Name:	Quang X. Pham
	Title:	Chairman and Chief Executive Officer

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